Exhibit 99.15

Johnson & Johnson Reports 2016 Second-Quarter Results:

Sales of $18.5 Billion Increased 3.9% Versus 2015 Second Quarter
Second-Quarter EPS was $1.43
Adjusted 2016 Second-Quarter EPS of $1.74 Increased 1.8%*

Continued Strong Operational Sales Growth
Excluding Acquisitions/Divestitures and Hepatitis C Impact

New Brunswick, N.J. (July 19, 2016) - Johnson & Johnson (NYSE: JNJ) today announced sales of $18.5 billion for the second quarter of 2016, an increase of 3.9% as compared to the second quarter of 2015. Operational sales results increased 5.3% and the negative impact of currency was 1.4%. Domestic sales increased 7.4%. International sales increased 0.4%, reflecting operational growth of 3.1% and a negative currency impact of 2.7%. Excluding the net impact of acquisitions, divestitures and hepatitis C sales, on an operational basis, worldwide sales increased 7.9%, domestic sales increased 8.8% and international sales increased 6.9%.* Operations in Venezuela negatively impacted worldwide operational sales growth by 30 basis points, and international sales growth by 70 basis points.
Net earnings and diluted earnings per share for the second quarter of 2016 were $4.0 billion and $1.43, respectively. Second quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.7 billion. Second quarter 2015 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.1 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $4.9 billion and adjusted diluted earnings per share were $1.74, representing increases of 1.1% and 1.8%, respectively, as compared to the same period in 2015.* On an operational basis, adjusted diluted earnings per share also increased 1.8%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“We continue to see good momentum through the first half of 2016, delivering solid results in the second quarter, supported by strong underlying growth across our enterprise,” said Alex Gorsky, Chairman and Chief Executive Officer. “We saw notable strength in our Pharmaceuticals business due to the continued success of new products, and also achieved significant clinical milestones, advancing our robust pipeline. In our Consumer business, we are executing strategic portfolio decisions to expand our market leadership in key segments, and in Medical Devices, we are continuing to accelerate our growth driven by new product launches and transforming our commercial models.”
Mr. Gorsky continued, “I am proud of our dedicated and talented employees whose commitment to advancing health and well-being for patients and consumers around the world is fueling our growth.”
The Company increased its sales guidance for the full-year 2016 to $71.5 billion to $72.2 billion. Additionally, the Company increased its adjusted earnings guidance for full-year 2016 to $6.63 - $6.73 per share.*
Worldwide Consumer sales of $3.4 billion for the second quarter 2016 represented a decrease of 1.8% versus the prior year, consisting of an operational increase of 1.5% and a negative impact from currency of 3.3%. Domestic sales increased 2.1%; international sales decreased 4.4%, which reflected an operational increase of 1.0% and a negative currency impact of 5.4%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 3.9%, domestic sales increased 6.8% and international sales increased 2.0%*. Operations in Venezuela negatively impacted worldwide Consumer operational sales growth by 120 basis points, and international sales growth by 200 basis points.
Primary contributors to Consumer operational sales results were NEUTROGENA® and AVEENO® skin care products; over-the-counter products, including TYLENOL® and MOTRIN® analgesics, digestive health products and international anti-smoking aids; and LISTERINE® oral care products.
During the quarter, the acquisitions of NeoStrata Company, Inc., a global leader in dermocosmetics, and the HIPOGLÓS® diaper rash cream brand in Brazil were completed. In addition, subsequent to the quarter, the acquisition of Vogue International LLC, a privately-held company focused on the marketing, development and distribution of salon-influenced and nature inspired hair care and other personal care products, was completed for $3.3 billion in cash.
Worldwide Pharmaceutical sales of $8.7 billion for the second quarter 2016 represented an increase of 8.9% versus the prior year with an operational increase of 9.7% and a negative impact from currency of 0.8%. Domestic sales increased 13.2%; international sales increased 3.1%, which reflected an operational increase of 4.9% and a negative currency impact of 1.8%. Excluding the net impact of acquisitions, divestitures and hepatitis C sales, on an operational basis, worldwide sales increased 12.8%, domestic sales increased 13.9% and international sales increased 11.2%.*
Worldwide operational sales growth was driven by new products and the strength of core products. Strong growth in new products include IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer; XARELTO® (rivaroxaban), an oral anticoagulant; DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma; INVOKANA®/INVOKAMET® (canagliflozin), for the treatment of adults with type 2 diabetes; and ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer. New product sales growth was negatively impacted by lower sales of OLYSIO®/SOVRIAD® (simeprevir) due to competitive entrants.
Additional contributors to operational sales growth include STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis and psoriatic arthritis; SIMPONI®/SIMPONI ARIA® (golimumab) and REMICADE® (infliximab), biologics approved for the treatment of a number of immune-mediated inflammatory diseases; and INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults.
During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for INVOKAMET® (canagliflozin/metformin HCl) for first-line treatment of adults with type 2 diabetes and an expanded label for IMBRUVICA® (ibrutinib) to include overall survival and combination data in chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL). The European Commission (EC) granted conditional approval to DARZALEX® (daratumumab) for monotherapy of adult patients with relapsed and refractory multiple myeloma and also approved IMBRUVICA® (ibrutinib) for the treatment of adult patients with previously untreated chronic lymphocytic leukemia, TREVICTA® (paliperidone palmitate a 3 monthly injection) for the maintenance treatment of schizophrenia in adult patients, and SIMPONI® (golimumab) for the treatment of polyarticular juvenile idiopathic arthritis.
In addition, the divestiture of the company’s controlled substance raw material and active pharmaceutical ingredient business to SK Capital Partners, a private equity company, was completed.
Worldwide Medical Devices sales of $6.4 billion for the second quarter 2016 represented an increase of 0.8% versus the prior year consisting of an operational increase of 1.8% and a negative currency impact of 1.0%. Domestic sales increased 1.0%; international sales increased 0.6%, which reflected an operational increase of 2.6% and a negative currency impact of 2.0%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 3.9%, domestic sales increased 1.9% and international sales increased 5.8%.* Operations in Venezuela negatively impacted worldwide operational sales growth by 30 basis points, and international sales growth by 50 basis points.
Primary contributors to operational sales growth were endocutters, energy and biosurgical products in the Advanced Surgery business; electrophysiology products in the Cardiovascular business; joint reconstruction and U.S. trauma products in the Orthopaedics business; and ACUVUE® contact lenses in the Vision Care business.
During the quarter, the acquisition of privately-held BioMedical Enterprises, Inc., a leading manufacturer of Nitinol orthopaedic implants for small bone fixation, was completed.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 126,500 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions, divestitures and hepatitis C sales, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises.  Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; market conditions and the possibility that the on-going share repurchase program may be suspended or discontinued; the impact of business combinations and divestitures; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, including in Exhibit 99 thereto, and the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.